SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 22, 2001
(Date of earliest event reported)

ORGANIC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29405	94-3258989

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

601 Townsend Street, San Francisco, CA	94103

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (415) 581-5300

Item 5. Other Events.
SIGNATURES

Item 5.   Other Events.

SPECIAL MEETING ON OCTOBER 19, 2001

On August 22, 2001, the Board of Directors of Organic, Inc. (the “Company”) approved a reverse stock split of the Company’s common stock and resolved to present the matter for approval to the Company’s stockholders in a Special Meeting of Stockholders to be held October 19, 2001. The Board of Directors set a record date of September 25, 2001 for the Special Meeting. The Company anticipates that, if the reverse stock split is approved by the Company’s stockholders at the Special Meeting, the reverse stock split would be substantially implemented before the end of October 2001. As of August 22, 2001, no ratio had been selected for the reverse stock split by the Board of Directors pending further determination by the Company’s officers.

ANNUAL MEETING ON DECEMBER 14, 2001

The Company’s Board of Directors also resolved to postpone the Company’s annual meeting of stockholders until December 14, 2001. The Company’s Board of Directors further resolved that the record date for the annual meeting will be October 31, 2001. The Board of Directors had previously postponed the Company’s annual meeting to October 30, 2001.

In accordance with the Company’s bylaws, for a matter properly to be brought before the annual meeting on December 14, 2001, a stockholder must give notice in writing to the Secretary of the Company not earlier than September 14, 2001 and not later than October 15, 2001. The stockholder’s notice must comply with the information requirements set forth in the Company’s bylaws and in Regulation 14A under the Securities Exchange Act of 1934, as amended. The address of the Company’s Secretary is Organic, Inc., Attention: Corporate Secretary, 601 Townsend Street, San Francisco, California 94103.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This current report on Form 8-K contains, in addition to historical information, forward-looking statements, concerning the following topics: implementation of the Company’s reverse stock split and the postponement of the Company’s annual meeting for 2001. Forward-looking statements are subject by their nature to risks and uncertainties, and actual results could differ materially from those set forth in the forward-looking statements. Risks and uncertainties include but are not limited to those related to the Company’s ability to implement the reverse stock split, the Company’s ability to obtain stockholder approval for the reverse stock split and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. All forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date of this release. The Company disclaims any obligation to update such statements in the future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORGANIC, INC.

By:	/s/ Margaret Maxwell Zagel

Margaret Maxwell Zagel Vice President, Secretary and Chief Legal Officer

Date:   August 29, 2001